UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2011

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
LNG Sale and Purchase Agreement
On December 11, 2011, Cheniere Energy Partners, L.P. (“Cheniere Partners”), a majority owned subsidiary of Cheniere Energy, Inc., issued a press release announcing the signing of an LNG Sale and Purchase Agreement (“SPA”) between Sabine Pass Liquefaction, LLC, a subsidiary of Cheniere Partners (“Sabine Liquefaction”), and GAIL (India) Limited (“GAIL”).
Under the SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•
Commencing on the date of first commercial delivery of LNG from the fourth liquefaction train, Sabine Liquefaction will sell and make available for delivery, and GAIL will take and pay for, cargoes of liquefied natural gas (“LNG”) with an annual contract quantity of 182,500,000 MMBtu (equivalent to approximately 3.5 million tonnes per annum (“mtpa”)).

•
Commencing on the date the second liquefaction train becomes commercially operable and ending on the earlier of (i) the date of first commercial delivery of LNG from the fourth liquefaction train or (ii) 180 days after the date designated for first commercial delivery of LNG from the fourth liquefaction train, Sabine Liquefaction will sell and make available for delivery, and GAIL will take and pay for, cargoes of LNG with an annual contract quantity of 10,400,000 MMBtu (equivalent to approximately 0.2 mtpa).

•
GAIL will pay Sabine Liquefaction a contract sales price for each MMBtu of LNG delivered under the SPA. The contract sales price will be equal to $3.00 plus 115% of the final settlement price for the New York Mercantile Exchange Henry Hub natural gas futures contract for the month in which the relevant cargo is scheduled. 15% of the fixed portion of the contract sales price will be subject to annual adjustment for inflation.

•
The LNG delivery, payment and related provisions of the SPA for the annual contract quantity of 182,500,000 MMBtu will have a 20-year term, commencing on the date of first commercial delivery of LNG from the fourth liquefaction train. GAIL will have the right to extend the 20-year term for an additional period of up to 10 years.

•	The obligations of Sabine Liquefaction to proceed with the liquefaction project under the

•	SPA will become effective when the following conditions have been satisfied or waived:

◦	Sabine Liquefaction has received all regulatory approvals required for construction and operation of its fourth liquefaction train and related facilities in Cameron Parish, Louisiana;

◦	Sabine Liquefaction has secured the necessary financing arrangements to construct and operate its fourth liquefaction train and related facilities;

◦	Sabine Liquefaction has taken a positive final investment decision to proceed with construction of its fourth liquefaction train and related facilities;

◦	Sabine Liquefaction has in effect certain other agreements facilitating the actions contemplated by the SPA; and

◦	specified regulatory authorizations are in effect permitting Sabine Liquefaction to export LNG from the United States.

•	Sabine Liquefaction will designate the date for the first commercial delivery of LNG from the fourth liquefaction train within the 180-day period commencing 68 months after the date the preceding conditions have been satisfied or waived. Subject to the approval of GAIL, the 180-day period may start earlier if an earlier date is proposed by Sabine Liquefaction on or prior to December 31, 2012.
GAIL would have the right to terminate the SPA if Sabine Liquefaction declared an event of force majeure (as defined and provided in the SPA) one or more times and the interruptions from such force majeure events aggregated 24 or more months during any 36-month period and resulted in a 50 percent or greater (or prior to the date of first commercial delivery of LNG from the fourth liquefaction train a 100%) reduction in the annual contract quantity of LNG available to GAIL during that period. GAIL would also have the right to terminate the SPA if, among other things: (i) after the date of first commercial delivery of LNG from the fourth liquefaction train, Sabine Liquefaction failed to make available to GAIL 50 percent or greater of the cargoes scheduled in any 12-month period; (ii) the fourth liquefaction train had not commenced commercial operations at the Sabine Liquefaction facility within 180 days after the date designated for the first commercial delivery; or (iii) the expiration of the export authorization permitting Sabine Liquefaction to export LNG from the United States to any country that has, or in the future develops, the capacity to import LNG and with which trade is permissible.
Sabine Liquefaction would have the right to terminate the SPA if: (i) GAIL declared an event of force majeure one or more times and the interruptions from such force majeure events aggregated 24 or more months during any 36-month period and resulted in GAIL being prevented from taking 50 percent or more (or prior to the date of first commercial delivery of LNG from the fourth liquefaction train, 100%) of the annual contract quantity; (ii) after the date of first commercial delivery of LNG from the fourth liquefaction train, GAIL failed to take 50 percent or greater of the cargoes scheduled in any 12-month period; (iii) GAIL failed to provide a guaranty required under the SPA and the failure continued for longer than 10 business days; (iv) GAIL failed to comply with applicable trade laws; or (v) GAIL violated provisions of the SPA restricting parties to which LNG can be marketed and sold.
Either party would have the right to terminate the SPA if: (i) a bankruptcy event (as defined in the SPA) occurred with respect to the other party; (ii) the other party failed to pay amounts due under the SPA in excess of US$75 million; (iii) the other party's business practices caused it to violate certain applicable laws; (iv) the conditions to the commencement of the 20-year term specified in the SPA were not satisfied or waived by June 30, 2013, or a later date if so agreed by GAIL and Sabine Liquefaction; or (v) the fourth liquefaction train had not timely commenced commercial operations.
Under the SPA, Sabine Liquefaction and GAIL will be responsible for their respective taxes, and each may assign the SPA as provided in the SPA.
The descriptions of material terms of the SPA set forth above are not complete, are subject to further provisions (including exceptions, qualifications and alternatives), and are qualified in their entirety by reference to the full text of the SPA, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 8.01    OTHER EVENTS.
A copy of the press release relating to the SPA is filed as Exhibit 99.1 hereto and is incorporated herein by reference. Information included on Cheniere Partners' website is not incorporated herein by reference.

Item 9.01    FINANICAL STATEMENTS AND EXHIBITS.
d) Exhibits

Exhibit
Number	Description

10.1*
LNG Sale and Purchase Agreement (FOB), dated December 11, 2011, between Sabine Pass Liquefaction, LLC (Seller) and GAIL (India) Limited (Buyer). (Incorporated by reference to Exhibit 10.1 to Cheniere Partners' Current Report on Form 8-K (SEC File No. 1-33366), filed on December 12, 2011)

99.1*	Press Release, dated December 11, 2011. (Incorporated by reference to Exhibit 99.1 to Cheniere Partners' Current Report on Form 8-K (SEC File No. 1-33366), filed on December 12, 2011)

* Incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	December 12, 2011	By:	/s/ Meg A. Gentle
			Name:	Meg A. Gentle
			Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1*
LNG Sale and Purchase Agreement (FOB), dated December 11, 2011, between Sabine Pass Liquefaction, LLC (Seller) and GAIL (India) Limited (Buyer). (Incorporated by reference to Exhibit 10.1 to Cheniere Partners' Current Report on Form 8-K (SEC File No. 1-33366 ), filed on December 12, 2011)

99.1*	Press Release, dated December 11, 2011. (Incorporated by reference to Exhibit 99.1 to Cheniere Partners' Current Report on Form 8-K (SEC File No.1-33366), filed on December 12, 2011)

* Incorporated by reference herein.